UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2023
Date of Report (Date of earliest event reported)

Everi Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada, 89113
(Address of principal executive offices) (Zip Code)

(800) 833-7110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EVRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 1, 2023, Everi Holdings Inc. (the “Company”) entered into an Executive Chair Agreement (the "Agreement") to reappoint Michael D. Rumbolz to serve in the role of Executive Chair of the Board of Directors (the "Board") of the Company. Mr. Rumbolz’s Agreement with the Company will expire on March 31, 2025. Mr. Rumbolz has served as Executive Chair of the Board since April 1, 2022.

Under the Agreement, Mr. Rumbolz will receive the following remuneration for services to be rendered by the Executive Chair: (i) Cash compensation of $175,000 and $150,000 for the first year (ending March 31, 2024) and second year (ending March 31, 2025), respectively; (ii) A discretionary cash bonus not to exceed $75,000 and $50,000 for the first and second years, respectively, based on the achievement of certain criteria as shall be approved by the Board, in accordance with the customary practices of the Company, and so long as Mr. Rumbolz remains engaged as Executive Chair on December 31, 2023 and 2024, respectively; and (iii) Equity compensation with an award valued at approximately $205,000, subject to the approval of the Compensation Committee of the Board, in accordance with customary timing and practices related to the granting of equity awards under the Company's Amended and Restated 2014 Equity Incentive Plan to Directors and Officers of the Company.

In consideration for the Company's undertakings and obligations under this Agreement, among other considerations, Mr. Rumbolz will be subject to a non-competition and a non-solicitation provision each of which provides for a period of two years after the termination of Mr. Rumbolz's employment with the Company.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document

10.1	Executive Chair Agreement with Mr. Rumbolz dated April 1, 2023.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERI HOLDINGS INC.

Date: April 3, 2023	By:	/s/ Todd A. Valli
Todd A. Valli Senior Vice President, Corporate Finance & Tax and Chief Accounting Officer